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                                                                       EXHIBIT 5


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                October 20, 2000


Westport Resources Corporation
410 Seventeenth Street, Suite 2300
Denver, Colorado 80202

         Re: Westport Resources Corporation, Registration Statement Form S-1
             (Registration No. 333-40422 filed under Rule 462(b))


Ladies and Gentlemen:

         We have acted as counsel to Westport Resources Corporation, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-1 filed under Rule 462(b) (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offering and sale by the Company of up to 150,000 shares (the "COMPANY SHARES") of the Company's common stock, par value $.01 per share ("COMMON STOCK"), and the offering and sale by the selling stockholders listed in the Registration Statement (the "SELLING STOCKHOLDERS") of up to 1,150,000 shares of Common Stock (the "SELLING STOCKHOLDER SHARES") sold pursuant to the terms of an underwriting agreement to be executed by the Company, the Selling Stockholders and Credit Suisse First Boston Corporation on behalf of itself, Bank of America Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Petrie Parkman & Co., Inc. (the "UNDERWRITERS"). The Company Shares and the Selling Stockholder Shares are collectively referred to as the "SHARES."

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.


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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Westport Resources Corporation
October 20, 2000
Page 2


         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that
(i) when the Registration Statement relating to the Company Shares has become effective under the Act, the terms of the sale of the Company Shares have been duly established in conformity with the Company's certificate of incorporation and, when issued, sold and delivered as described in the Registration Statement, the Company Shares will be duly authorized and validly issued and will be fully paid and non-assessable, and (ii) the Selling Stockholder Shares are duly authorized and validly issued and are fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the General Corporation Law of the State of Delaware, and (ii) the Federal Laws of the United States of America.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.